Exhibit 10.11

Wasatch Food Services, Inc.

July 13, 2009

Zions First National Bank

Provo Region Office

111 North 200 West

Provo, Utah 84601

Atten: J. Austin Cope

Dear Mr. Cope:

This letter confirms certain matters with regard to the commercial loan #1071688-9001 (the “Note”) dated November 14, 2008 from Wasatch Food Services, Inc. (“Wasatch”) to Zions First National Bank (“Zions Bank”) in the original principal amount of $200,000.

Zions and Wasatch agree that the original April 14, 2009 maturity date was extended by a change in terms agreement dated May 15, 2009, extending the maturity of the Note to June 29, 2009. Zions and Wasatch agree that the Note will be further extended for one year to mature on June 29, 2010 and will call for monthly principal payments of $3,000 plus accrued interest.

If the foregoing correctly sets forth the terms of our understanding, please acknowledge your agreement to the same by signing the additional copy of this letter in the space provided below.

Sincerely,

Wasatch Food Services, Inc.

By /s/ Ben E. Peay
Ben E. Peay, President

Accepted and agreed to this 13th day of July 2009.

Zions First National Bank, Inc.

By /s/ J. Austin Cope

J. Austin Cope, Vice President